Exhibit 99.2

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
On June 11, 2018, Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”), completed the sale of all of the issued and outstanding capital stock of its wholly-owned subsidiary Kratos Public Safety & Security Solutions, Inc., (“PSS”) for a purchase price of approximately $69 million in cash, subject to a working capital adjustment (the “Transaction”). The Company expects to receive approximately $70 million of net cash proceeds from the Transaction, after taking into account amounts to be paid by the Company pursuant to a negotiated transition services agreement, receipt by the Company of approximately $7 million in net working capital to be retained by the Company, and associated transaction fees and expenses.
The unaudited pro forma condensed consolidated statement of operations of Kratos presented on the following pages was derived from the Company’s historical consolidated financial statements and is being presented to give effect to the Transaction. The unaudited pro forma condensed consolidated statement of operations does not purport to be indicative of the results that would have been obtained if the sale had been completed as of the dates indicated in the notes to the pro forma condensed consolidated financial statements.
The pro forma adjustments are based on the best information available and assumptions that management believes are directly attributable to the transaction and are factually supportable. The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial information and related notes contained in the Company’s 2017 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on February 28, 2018.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2017
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$346.4	$(149.8)	$1.2	(c)	$197.8
Product sales	405.5	—	—		405.5
Total revenues	751.9	(149.8)	1.2		603.3
Cost of service revenue	247.5	(110.1)	1.2	(c)	138.6
Cost of product sales	307.1	—	—		307.1
Total costs	554.6	(110.1)	1.2		445.7
Gross profit	197.3	(39.7)	—		157.6
Selling, general and administrative expenses	160.6	(33.5)	0.2	(d)	127.3
Merger and acquisition expenses	—	—	—		—
Research and development expenses	17.8	—	—		17.8
Impairment of goodwill	24.2	—	—		24.2
Unused office space and other restructuring	0.5	—	(0.2)	(d)	0.3
Operating income (loss) from continuing operations	(5.8)	(6.2)	—		(12.0)
Other income (expense):
Interest expense, net	(28.6)	—	—		(28.6)
Loss on extinguishment of debt	(17.3)	—	—		(17.3)
Other income, net	0.9	(0.1)	—		0.8
Total other expense, net	(45.0)	(0.1)	—		(45.1)
Income (loss) from continuing operations before income taxes	(50.8)	(6.3)	—		(57.1)
Provision (benefit) for income taxes from continuing operations	(8.2)	—	2.0	(b)	(10.2)
Income (loss) from continuing operations	$(42.6)	$(6.3)	$2.0		$(46.9)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.48)				$(0.52)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.48)				$(0.52)
Weighted average common shares outstanding:
Basic	89.5				89.5
Diluted	89.5				89.5

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 25, 2016
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$348.1	$(127.1)	$0.3	(c)	$221.3
Product sales	320.6	—	—		320.6
Total revenues	668.7	(127.1)	0.3		541.9
Cost of service revenue	255.8	(94.0)	0.3	(c)	162.1
Cost of product sales	259.3	—	—		259.3
Total costs	515.1	(94.0)	0.3		421.4
Gross profit	153.6	(33.1)	—		120.5
Selling, general and administrative expenses	146.3	(33.7)	2.0	(d)	114.6
Merger and acquisition expenses	1.9	—	(1.9)	(d)	—
Research and development expenses	13.9	—	—		13.9
Unused office space and other restructuring	10.1	—	(0.1)	(d)	10.0
Operating income (loss) from continuing operations	(18.6)	0.6	—		(18.0)
Other expense:
Interest expense, net	(34.7)	—	—		(34.7)
Loss on extinguishment of debt	0.2	—	—		0.2
Other income, net	0.8	(0.1)	—		0.7
Total other expense, net	(33.7)	(0.1)	—		(33.8)
Income (loss) from continuing operations before income taxes	(52.3)	0.5	—		(51.8)
Provision (benefit) for income taxes from continuing operations	8.1	—	2.3	(b)	5.8
Income (loss) from continuing operations	$(60.4)	$0.5	$2.3		$(57.6)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.99)				$(0.94)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.99)				$(0.94)
Weighted average common shares outstanding:
Basic	61.3				61.3
Diluted	61.3				61.3

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 27, 2015
(in millions, except per share amounts)
(Unaudited)

	Historical	Pro Forma Adjustments			Pro Forma
		(a)
Service revenues	$354.2	$(144.7)	$0.1	(c)	$209.6
Product sales	302.9	—	—		302.9
Total revenues	657.1	(144.7)	0.1		512.5
Cost of service revenue	266.5	(107.1)	0.1	(c)	159.5
Cost of product sales	228.8	—	—		228.8
Total costs	495.3	(107.1)	0.1		388.3
Gross profit	161.8	(37.6)	—		124.2
Selling, general and administrative expenses	150.7	(32.5)	—		118.2
Merger and acquisition expenses	0.1	—	—		0.1
Research and development expenses	16.2	—	—		16.2
Unused office space and other restructuring	(0.7)	—	—		(0.7)
Operating income (loss) from continuing operations	(4.5)	(5.1)	—		(9.6)
Other expense:
Interest expense, net	(36.0)	—	—		(36.0)
Loss on extinguishment of debt	(3.4)	—	—		(3.4)
Other income, net	(0.7)	0.1	—		(0.6)
Total other expense, net	(40.1)	0.1	—		(40.0)
Income (loss) from continuing operations before income taxes	(44.6)	(5.0)	—		(49.6)
Provision (benefit) for income taxes from continuing operations	(11.4)	—	2.4	(b)	(13.8)
Income (loss) from continuing operations	$(33.2)	$(5.0)	$2.4		$(35.8)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.56)				$(0.61)
Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.56)				$(0.61)
Weighted average common shares outstanding:
Basic	58.7				58.7
Diluted	58.7				58.7

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Description of the Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations are based upon the historical consolidated financial statements of the Company, which were included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018. Pursuant to SEC rules and regulations, the unaudited pro forma condensed consolidated statements of operations include only the portion of the historical statements of operations and comprehensive income through income (loss) from continuing operations and exclude discontinued operations. The unaudited pro forma condensed consolidated statement of operations for each respective fiscal period reflects the completion of the sale of all of the issued and outstanding capital stock of PSS as if it had occurred on the first day of the respective fiscal year.

Pro Forma Adjustments

(a) Deconsolidation of PSS for the fiscal years ended December 31, 2017, December 25, 2016 and December 27, 2015, respectively, to reflect as discontinued operations.

(b) Income tax expense or benefit for continuing and discontinued operations for the fiscal year ended December 25, 2016 was computed under the “with-and-without” approach.  Under the “with-and-without” approach the income tax expense or benefit for continuing operations was determined by excluding the tax effects of pre-tax items recorded in discontinued operations.  For fiscal years ended December 31, 2017 and December 27, 2015, an exception to the “with-and-without” approach applied and the income tax benefit for continuing operations was increased by the income tax expense recorded in discontinued operations.

(c) Adjustment to service revenues and cost of service revenues reflects sales activity between the Company and PSS that was previously eliminated upon consolidation but as a result of the disposition has been reflected as product sales and cost of product sales to outside customers.

(d) Restructuring costs of PSS have been allocated to discontinued operations.

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